CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement No.333-42839 on Form S-3 and Registration Statement Nos. 333-39003, 333-39007, 333-79557, 333-67610, 333-91956, 333-121141 on Form S-8 of our reports dated March 20, 2007, relating to the financial statements and financial statement schedules of Intermec, Inc. and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Intermec, Inc. for the year ended December 31, 2006.

Seattle, Washington

/s/ Deloitte & Touche, LLP.
March 20, 2007